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                                                                    EXHIBIT 23.7



                               Consent of Counsel

      I hereby consent to the use in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Heritage Financial Services, Inc. with and into a subsidiary of First Midwest Bancorp, Inc. of my name and firm name and the statements with respect to me, as appearing in the Joint Proxy Statement/Prospectus.



                                         /s/ Joel S. Corwin
March 2, 1998                            Joel S. Corwin
Chicago, Illinois